Exhibit 23.2

Certified Public Accountant	LeonardFriedmanCPA@gmail.com

CONSENT OF INDEPENDENT ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Cuentas SDI, LLC of our reports dated February 2, 2022 relating to the financial statements of SDI Black 011, LLC, for the years ended December 31, 2021 and 2020.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Leonard Friedman

Certified Public Accountant

July 1, 2022

385 Old Westbury Road, East Meadow, New York 11554 Tel: (516) 735-0824 Fax: (516) 735-6301